Exhibit 99.1

PublicSquare Delivers Strong Third Quarter Financial Results &

Beats Revenue Guidance by 10%

Reaffirms Fourth Quarter 2025 & Full Year 2026 Revenue Guidance

Fintech Revenue Increased 28% Quarter Over Quarter

Credit Revenue Increased 22% Quarter Over Quarter

Payments Revenue Increased 50% Quarter Over Quarter

WEST PALM BEACH, FL, November 6, 2025 — PSQ Holdings, Inc. (NYSE: PSQH) (“PublicSquare,” or the “Company”), today reported financial results for the third quarter 2025.

THIRD QUARTER 2025 HIGHLIGHTS

•	Net revenue from continuing operations which includes the fintech segment, for the quarter ended September 30, 2025 was $4.4 million compared to $3.2 million for the third quarter ended September 30, 2024, a 37% increase compared to the prior year period.

•	Operating expense (defined as general and administrative, sales and marketing, and research and development expense) for the quarter ended September 30, 2025 decreased $1.7 million or 13% compared to the prior year period.

•	Loss from discontinued operations, net of taxes for the quarter ended September 30, 2025 was $1.9 million compared to $4.5 million for the third quarter 2024, a 58% improvement compared to the prior year period.

•	Earnings per share for the quarter ended September 30, 2025 improved to $(0.26) compared to $(0.41) for the third quarter 2024, a 37% improvement compared to the prior year period.

•	Year to date 2025 net loss was $24.8 million an improvement of $12.1 million or 33%, compared to a net loss of $36.9 million in the prior year period.

“Our third-quarter performance emphatically affirms our decision made earlier this year to streamline our focus and double-down on fintech,” said Michael Seifert, Chairman and Chief Executive Officer of PublicSquare. “We continue to see rapid growth in our payments business as we onboard new merchants who are passionate about our commitment to economic liberty and technological excellence, and we expect this momentum to carry into the fourth quarter with our robust onboarding pipeline and Christmas shopping activity. Additionally, our credit business remains healthy and is positioned to benefit from these same trends as we exercise the power of our bundled checkout offering. As a result, we are proud to reaffirm our fourth-quarter 2025 and full year 2026 revenue guidance.”

“Looking to 2026, we plan to take advantage of significant opportunities to build upon our 2025 success. We are expanding our fintech platform with new services our merchants and customers have sought after, including private-label credit cards, innovative fundraising tools, crypto payment capabilities, and digital asset treasury management solutions.”

FINANCIAL REVIEW

Balance Sheet & Liquidity

•	As of September 30, 2025, PublicSquare had $12.3 million of cash and cash equivalents, which included $1.3 million related to discontinued operations.

•	The Company had an outstanding principal balance of $4.6 million on its $10.0 million revolving line of credit as of September 30, 2025.

•	Approximately $1.5 million of cash was utilized in the third quarter 2025 as part of the Company’s balance sheet strategy where the Company holds certain consumer receivables from its consumer finance business on its balance sheet to increase revenue potential instead of immediately monetizing them to third parties.

Discontinued Operations

•	Net revenues from discontinued operations, which includes the Brands and Marketplace business segments, for the quarter ended September 30, 2025 was $3.9 million compared to $3.3 million in the prior year period.

Note: Beginning with the third quarter 2025 reporting period both the Brands and Marketplace business segments will be shown as discontinued operations in the Company’s financial statements until the monetization activities for each segment are concluded. Results from discontinued operations are provided within the financial tables at the end of this release.

BUSINESS OUTLOOK & GUIDANCE

The Company reaffirms its business outlook and guidance provided on September 25, 2025:

•	Fourth quarter 2025 revenue is expected to be approximately $6.0 million
◦	Payments - $2.4 million
◦	Credit - $3.6 million

•	Full year 2026 revenue guidance of greater than or equal to $32.0 million

•	Operating expense guidance for 2025 - Operating expense (defined as general and administrative, sales and marketing, and research and development expense) is expected to be lower than 2024 reflecting foundational investments and the full impact of organizational changes made in late 2024

Note: Business outlook & guidance excludes discontinued operations.

NON CORE SEGMENT UPDATE

In August 2025 PublicSquare announced plans to monetize its Brands segment business through the sale of EveryLife and monetize its Marketplace segment business through a sale or may strategically repurpose the marketplace IP to complement its fintech offering.

The Company has engaged an investment bank to conduct a robust sales process of its Brands segment business. This process is on target to reach the purchase agreement stage by the end of the fourth quarter of 2025.

The Company is continuing to explore a sale or strategic repurposing of its Marketplace segment. The Company will provide updated disclosures as appropriate.

Anticipated proceeds and associated cost savings from these activities are expected to support a leaner operating model, fund fintech product innovation, and accelerate the development of the Company's bundled payments, credit, and consumer financial tools.

Third Quarter 2025 Conference Call and Webcast

Management will host a teleconference and webcast to discuss its third quarter 2025 results today, November 6, 2025 at 9:00 a.m. ET. The conference call can be accessed live through a link on the PublicSquare Investor Relations website at investors.publicsquare.com. During the webcast, the company will take both inbound questions received ahead of the call and questions from equity research analysts. Additionally, you can participate in the conference call by dialing (800) 715-9871 domestically or (646) 307-1963 internationally, and referencing conference ID #6209150. Attendees should log in to the webcast or dial in approximately 15 minutes before the start time of the call.

About PublicSquare

PublicSquare is a financial technology company committed to protecting life, family, and liberty through values-driven innovation. PublicSquare is building an ecosystem of financial solutions that provide consumers and businesses with “cancel-proof” alternatives in today’s economy. For more information, visit publicsquare.com.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and for purposes of the “safe harbor” provisions under the United States Private Securities Litigation Reform Act of 1995. Any statements other than statements of historical fact contained herein are forward-looking statements. Such forward-looking statements include, but are not limited to, expectations, hopes, beliefs, intentions, plans, prospects, financial results or strategies regarding PublicSquare, anticipated product launches, our products and markets, future financial condition, expected future performance and market opportunities of PublicSquare. Forward-looking statements generally are identified by the words “anticipate,” “could,” “expect,” “future,” “intend,” “may,” “might,” “strategy,” “target,” “opportunity,” “plan,” “project,” “possible,” “potential,” “project,” “predict,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions, and in this press release, include statements about our expected revenue, revenue growth, operating expenses, anticipated growth, ability to achieve profitability, and our outlook; however, the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual future events to differ materially from the forward-looking statements in this communication, including, without limitation: (i) unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of our operations, (ii) changes in the competitive industries and markets in which PublicSquare operates, variations in performance across competitors, changes in laws and regulations affecting PublicSquare’s business and changes in the combined capital structure, (iii) the ability to implement business plans, growth, marketplace and other expectations, and identify and realize additional opportunities, (iv) risks related to PublicSquare’s limited operating history, the rollout and/or expansion of its business and the timing of expected business milestones, (v) risks related to PublicSquare’s potential inability to achieve or maintain profitability and generate significant revenue, (vi) the ability to raise capital on reasonable terms as necessary to develop its products in the timeframe contemplated by PublicSquare’s business plan, (vii) the ability to execute PublicSquare’s anticipated business plans and strategy, (viii) the ability of PublicSquare to enforce its current or future intellectual property, including patents and trademarks, along with potential claims of infringement by PublicSquare of the intellectual property rights of others, (ix) actual or potential loss of key influencers, media outlets and promoters of PublicSquare’s business or a loss of reputation of PublicSquare or reduced interest in the mission and values of PublicSquare and the segment of the consumer marketplace it intends to serve, (x) because the payment processing and credit agreements are terminable at will without notice, merchants that have signed agreements to use PublicSquare's payment processing services may terminate those services or otherwise fail to utilize the services at the expected volume, (xi) the risk of economic downturn, increased competition, a changing regulatory landscape and related impacts that could occur in the highly competitive consumer marketplace, both online and through “bricks and mortar” operations, (xii) the risk of PublicSquare being unable to sell its Brands or Marketplace segment businesses, in a timely manner, at desirable prices, or at all, and (xiii) risks associated with the Company’s ability to execute on its plans to reposition into a Fintech-forward business, including the Company’s pursuit of any money transmitter licenses. The foregoing list of factors is not exhaustive. Recipients should carefully consider such factors and the other risks and uncertainties described and to be described in PublicSquare’s public filings with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Recipients are cautioned not to put undue reliance on forward-looking statements, and PublicSquare does not assume any obligation to, nor does it intend to, update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. PublicSquare gives no assurance that PublicSquare will achieve its expectations.

Investors Contact:

investment@publicsquare.com

Media Contact:

pr@publicsquare.com

PSQ HOLDINGS, INC.

Condensed Consolidated Balance Sheets

	September 30, 2025	December 31, 2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$10,604,527	$33,643,113
Restricted cash	426,766	265,253
Accounts receivable, net	182,585	133,867
Lease receivable, net	172,444	—
Loans held for investment, net of allowance for credit losses of $610,778 and $689,007 as of September 30, 2025 and December 31, 2024, respectively	4,928,076	3,986,997
Lease merchandise, net of accumulated depreciation of $671,630 and zero as of September 30, 2025 and December 31, 2024, respectively	1,607,289	—
Interest receivable	212,376	314,104
Prepaid expenses and other current assets	2,743,491	2,071,921
Current assets held for sale (Note 4)	9,597,933	6,421,907
Total current assets	30,475,487	46,837,162
Loans held for investment, net of allowance for credit losses of $68,404 and $127,038 as of September 30, 2025 and December 31, 2024, respectively, non-current	551,919	735,118
Lease merchandise, net of accumulated depreciation of $38,256 and zero as of September 30, 2025 and December 31, 2024, respectively, non-current	503,021	—
Property and equipment, net	209,284	275,539
Intangible assets, net	15,377,149	10,759,610
Goodwill	10,930,978	10,930,978
Operating lease right-of-use assets	745,830	274,603
Deposits	33,389	18,589
Non-current assets held for sale (Note 4)	—	5,062,242
Total assets	$58,827,057	$74,893,841

Liabilities and stockholders’ equity
Current liabilities:
Revolving line of credit	$4,558,843	$3,777,279
Accounts payable	2,272,916	2,499,810
Accrued expenses	1,226,199	452,596
Operating lease liabilities, current portion	314,010	122,587
Current liabilities held for sale (Note 4)	3,643,938	1,772,147
Total current liabilities	12,015,906	8,624,419
Convertible promissory notes, related party (Note 10)	20,000,000	20,000,000
Convertible promissory notes	8,449,500	8,449,500
Earn-out liabilities	685,000	620,000
Warrant liabilities	2,346,500	10,186,000
Operating lease liabilities	438,904	163,716
Total liabilities	43,935,810	48,043,635
Commitments and contingencies (Note 16)
Stockholders’ equity
Preferred stock, $0.0001 par value; 50,000,000 authorized shares; no shares issued and outstanding as of September 30, 2025 and December 31, 2024	—	—
Class A Common stock, $0.0001 par value; 500,000,000 authorized shares; 43,025,227 shares and 39,575,499 shares issued and outstanding as of September 30, 2025 and December 31, 2024, respectively	4,302	3,958
Class C Common stock, $0.0001 par value; 40,000,000 authorized shares; 3,213,678 shares issued and outstanding as of September 30, 2025, and December 31, 2024	321	321
Additional paid in capital	159,583,265	146,746,355
Accumulated deficit	(144,696,641)	(119,900,428)
Total stockholders’ equity	14,891,247	26,850,206
Total liabilities and stockholders’ equity	$58,827,057	$74,893,841

PSQ HOLDINGS, INC.

Condensed Consolidated Statements of Operations (Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Revenues, net	$4,404,861	$3,207,408	$10,887,521	$6,552,433
Costs and expenses:
Cost of revenue (exclusive of depreciation and amortization expense shown below)	1,451,234	104,886	3,128,208	261,707
General and administrative	8,144,403	10,486,994	20,133,393	30,245,748
Sales and marketing	1,564,449	1,739,980	4,643,237	5,540,778
Research and development	1,241,669	408,313	3,222,930	1,244,387
Depreciation and amortization	1,699,205	729,208	3,973,592	1,580,093
Total costs and expenses	14,100,960	13,469,381	35,101,360	38,872,713
Operating loss	(9,696,099)	(10,261,973)	(24,213,839)	(32,320,280)
Other income (expense):
Other income, net	142,745	22,565	886,718	184,428
Changes in fair value of earn-out liabilities	25,000	170,000	485,000	510,000
Changes in fair value of warrant liabilities	343,000	2,175,000	7,839,500	7,497,500
Interest expense, net	(869,643)	(756,760)	(2,606,556)	(1,434,241)
Loss before income taxes from continuing operations	(10,054,997)	(8,651,168)	(17,609,177)	(25,562,593)
Income tax benefit / (expense)	8,176	12,437	—	(1,600)
Loss from continuing operations	(10,046,821)	(8,638,731)	(17,609,177)	(25,564,193)
Loss from discontinued operations, net of tax	(1,936,067)	(4,498,818)	(7,187,036)	(11,385,433)
Net loss	$(11,982,888)	$(13,137,549)	$(24,796,213)	$(36,949,626)

Continuing operations loss per common share, basic and diluted	$(0.22)	$(0.27)	$(0.39)	$(0.84)
Discontinued operations loss per common share, basic and diluted	(0.04)	(0.14)	(0.16)	(0.37)
Net loss per common share, basic and diluted	$(0.26)	$(0.41)	$(0.55)	$(1.21)
Weighted average shares outstanding, basic and diluted	46,045,064	31,758,032	44,760,363	30,526,102

PSQ HOLDINGS, INC.

Condensed Consolidated Statements of Cash Flows (Unaudited)

	For the Nine Months Ended September 30,
	2025	2024
Cash Flows from Operating Activities
Net loss	$(24,796,213)	$(36,949,626)
Adjustment to reconcile net loss to net cash used in operating activities:
Changes in fair value of warrant liabilities	(7,839,500)	(7,497,500)
Changes in fair value of earn-out liabilities	(485,000)	(510,000)
Share-based compensation	7,975,726	16,855,006
Amortization of step-up in loans held for investment	169,607	501,112
Provision for credit losses on loans held for investment	616,842	549,985
Origination of loans and leases for resale	(20,534,393)	(17,315,173)
Proceeds from sale of loans and leases for resale	22,792,178	19,689,911
Gain on sale of loans and leases	(2,257,785)	(2,374,738)
Impairment of lease merchandise	218,196	—
Depreciation and amortization	4,700,376	2,202,561
Non-cash operating lease expense	181,183	314,577
Changes in operating assets and liabilities:
Accounts receivable	13,151	(417,540)
Lease receivable	(172,444)	—
Interest receivable	101,728	(304,599)
Inventory	(55,683)	(61,533)
Prepaid expenses and other current assets	(201,005)	65,810
Deposits	(31,503)	(12,033)
Accounts payable	170,879	(1,577,703)
Accrued expenses	464,635	(322,928)
Deferred revenue	1,785,853	346,215
Operating lease liabilities	(185,799)	(309,238)
Net cash used in operating activities	(17,368,971)	(27,127,434)

Cash flows from Investing Activities
Additions to lease merchandise, net of disposals	(3,413,454)	—
Software development costs	(2,302,514)	(2,818,954)
Principal paydowns on loans held for investment	13,287,697	8,897,046
Disbursements for loans held for investment	(14,832,026)	(7,168,697)
Purchase of licenses	(455,000)	—
Acquisition of businesses, net of cash acquired	—	141,215
Net cash used in investing activities	(7,715,297)	(949,390)

Cash flows from Financing Activities
Proceeds from convertible note payable, related party (Note 10)	—	20,000,000
Proceeds from revolving line of credit	7,792,305	—
Repayments on revolving line of credit	(7,010,741)	(2,207,536)
Proceeds from the issuance of common stock for at-the-market offering	361,528	—
Net disbursements for taxes paid related to vesting of employee restricted stock units	—	(485,904)
Cash paid for stock issuance costs	(312,059)	—
Net cash provided by financing activities	831,033	17,306,560
Net decrease in cash, cash equivalents and restricted cash	(24,253,235)	(10,770,264)
Cash, cash equivalents and restricted cash, beginning of period	36,589,607	16,446,030
Cash, cash equivalents and restricted cash, end of the period	$12,336,372	$5,675,766
Cash and cash equivalents from continued operations	$10,604,527	$4,709,237
Restricted cash from continued operations	426,766	966,529
Cash and cash equivalents from discontinued operations	1,305,079	—
Total cash, cash equivalents and restricted cash, end of the period	$12,336,372	$5,675,766

Supplemental Non-Cash Investing and Financing Activity
Issuance of common shares in connection with the asset acquisition	$4,500,000	$—
Earnout liability generated by asset acquisition	$550,000	$—
Operating lease right-of-use asset obtained in exchange for operating lease liability	$652,410	$—
Accrued variable compensation settled with RSU grants	$597,397	$411,878
Shares issued in connection with Credova Merger	$—	$14,137,606
Note Exchange in connection with Credova Merger	$—	$8,449,500

Discontinued Operations

The following table summarizes the key components of the operating results of the discontinued operations within the Condensed Consolidated Statements of Operations for the three months ended September 30, 2025 and 2024:

	For the three months ended September 30, 2025		For the three months ended September 30, 2024
	Marketplace	Brands	Marketplace	Brands
Revenues, net	$192,005	$3,732,089	$717,692	$2,615,012
Cost of revenues (exclusive of depreciation and amortization shown below)	84,680	—	500,026	4,358
Cost of goods sold (exclusive of depreciation and amortization shown below)	—	2,578,920	—	1,771,109
Operating costs	1,200,717	1,888,285	3,784,453	1,457,446
Depreciation and amortization	95,884	11,675	210,857	35,025
Operating loss	(1,189,276)	(746,791)	(3,777,644)	(652,926)
Other expense, net	—	—	(67,319)	(929)
Income tax expense	—	—	—	—
Loss from discontinued operations, net of tax	$(1,189,276)	$(746,791)	$(3,844,963)	$(653,855)

The following table summarizes the key components of the operating results of the discontinued operations within the Condensed Consolidated Statements of Operations for the nine months ended September 30, 2025 and 2024:

	For the nine months ended September 30, 2025		For the nine months ended September 30, 2024
	Marketplace	Brands	Marketplace	Brands
Revenues, net	$939,650	$10,334,271	$2,389,801	$7,048,995
Cost of revenues (exclusive of depreciation and amortization shown below)	286,188	527	1,472,664	4,358
Cost of goods sold (exclusive of depreciation and amortization shown below)	11,951	6,871,532	—	4,601,360
Operating costs	4,194,431	6,346,913	9,970,179	4,079,486
Depreciation and amortization	645,059	81,725	516,569	105,899
Operating loss	(4,197,979)	(2,966,426)	(9,569,611)	(1,742,108)
Other expense, net	(22,631)	—	(67,319)	(6,814)
Income tax benefit	—	—	—	419
Loss from discontinued operations, net of tax	$(4,220,610)	$(2,966,426)	$(9,636,930)	$(1,748,503)

Assets and liabilities of segments classified as held for sale in the Condensed Consolidated Balance Sheets as of September 30, 2025 and December 31, 2024, consist of the following:

	September 30, 2025	December 31, 2024
Assets
Current assets:
Cash and cash equivalents	$1,305,079	$2,681,241
Accounts receivable, net	252,083	313,952
Inventory	2,719,080	2,663,397
Prepaid expenses and other current assets	604,809	763,317
Intangible assets, net	4,668,764	—
Deposits	48,118	—
Total current assets held for sale	9,597,933	6,421,907
Intangible assets, net	—	5,030,827
Deposits	—	31,415
Total non-current assets held for sale	—	5,062,242
Total assets held for sale	$9,597,933	$11,484,149

Liabilities
Current liabilities:
Accounts payable	$1,398,650	$1,003,743
Accrued expenses	405,764	714,733
Deferred revenue	1,839,524	53,671
Total liabilities held for sale	$3,643,938	$1,772,147

The cash flows related to the discontinued operations have not been segregated and are included in the Condensed Consolidated Statements of Cash Flows. The following table presents cash flow and non-cash information for the discontinued segments.

	For the Nine Months Ended September 30,
	2025	2024
Net cash used in operating activities	$(4,705,036)	$(5,506,495)
Net cash used in investing activities	$(347,596)	$(2,103,773)

Non-GAAP Financial Measures

The non-GAAP financial measures below have not been calculated in accordance with GAAP and should be considered in addition to results prepared in accordance with GAAP and should not be considered as a substitute for, or superior to, GAAP results. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions. Therefore, its use can make it difficult to compare our current results with our results from other reporting periods and with the results of other companies.

Our management uses these non-GAAP financial measures, in conjunction with GAAP financial measures, as an integral part of managing our business and to, among other things: (i) monitor and evaluate the performance of our business operations and financial performance; (ii) facilitate internal comparisons of the historical operating performance of our business operations; (iii) facilitate external comparisons of the results of our overall business to the historical operating performance of other companies that may have different capital structures and debt levels; (iv) review and assess the operating performance of our management team; (v) analyze and evaluate financial and strategic planning decisions regarding future operating investments; and (vi) plan for and prepare future annual operating budgets and determine appropriate levels of operating investments.

For the periods presented, we define non-GAAP operating loss as GAAP operating loss, adjusted to exclude, as applicable, certain expenses as presented in the table below:

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2025	2024	2025	2024
Reconciliation:
GAAP operating loss	$(9,696,099)	$(10,261,973)	$(24,213,839)	$(32,320,280)
Non-GAAP adjustments:
Corporate costs not allocated to segments	(1,383,073)	(3,503,643)	(4,463,229)	(11,937,517)
Transaction costs incurred in connection with acquisitions	—	—	—	(2,295,502)
Share-based compensation expense (exclusive of what is included in transaction costs above)	(4,422,742)	(5,796,823)	(7,975,726)	(15,967,598)
Depreciation and amortization	(1,699,205)	(729,208)	(3,973,592)	(1,580,093)
Non-GAAP operating loss	$(2,191,079)	$(232,299)	$(7,801,292)	$(539,570)